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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 23, 2003
Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-15925 (Commission File Number)	13-3893191 (I.R.S. Employer Identification No.)

155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(Address of principal executive offices)

Registrant's telephone number, including area code: (615) 373-9600

ITEM 9. REGULATION FD DISCLOSURE (including information furnished pursuant to Item 12)

        The following information is being furnished pursuant to Item 12, "Results of Operations and Financial Condition." Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K. On July 23, 2003, Community Health Systems, Inc. (the "Company"), announced operating results for the quarter ended June 30, 2003. A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K.

        The following table sets forth selected information concerning the projected quarterly and annual consolidated operating results of the Company for the year ending December 31, 2003. These projections for 2003 are based on the Company's historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

        The following is provided as guidance to analysts and investors and is our update to our previous guidance released on February 26, 2003.

	2003 Projection Range	2002 Actual		Projected 2003 % Increase over 2002
Net operating revenue (in millions)	$2,725 to $2,750	$2,200		24% to 25%
EBITDA (a) (in millions)	$436 to $442	$362		20% to 22%
Net Income	$124 to $126	$100		24% to 26%
Net income per share—diluted	$1.23 to $1.25 (b)	$1.00	(c)	23% to 25%
Same store annual admissions growth	-0.5% to +1.0%(d)
Routine capital expenditures (in millions)	$100 to $102
Replacement hospital expenditures (in millions)	$40 to $42
Acquisitions after June 30, 2003	2
Weighted average diluted shares (in millions)	108(b)
Net Income Per Share—Diluted Estimate by Quarter:
3rd quarter ending September 30, 2003	$0.29 to $0.30
4th quarter ending December 31, 2003	$0.31 to $0.32

For Footnotes (a) – (d) see pages 4 and 5.

        The following assumptions were used in developing the guidance provided above:

  •
  On July 2, 2003, the Company amended its senior secured credit facility by exercising a feature allowing the Company to add up to $200 million of funded term loans with an interest rate per annum based on the Eurodollar Rate plus 250 basis points.

  •
  On June 11, 2003, the Company entered into two $100 million interest rate swap agreements to limit the cash flow effect of changes in interest rates on a portion of our long-term borrowings. Under the first agreement, the Company pays interest quarterly at an annualized fixed interest rate of 2.04% for a term ending June 13, 2007. Under the second agreement, the Company pays interest quarterly at an annualized fixed interest rate of 2.4% for a term ending June 13, 2008.    On the payment dates, the Company receives an offsetting variable rate of interest payment from the counterparty based on the three month London Inter-Bank Offer Rate. Except for the impact of this interest rate swap, effective interest rates are not assumed to change significantly from levels as of June 30, 2003 during 2003.

  •
  This projection includes the operating results expected for 2003 related to the previously announced July 2003 acquisition of Pottstown Memorial Medical Center (299 beds) in Pottstown, Pennsylvania and the execution of a definitive agreement to acquire Southside Regional Medical Center (408 beds) in Petersburg, Virginia with a projected closing in the 3rd quarter of 2003.

  •
  In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this Statement rescinds FASB No. 4, "Reporting Gains and Losses from Extinguishment of Debt". The provisions of this Statement related to the rescission of FASB No. 4 are effective for fiscal years beginning after May 15, 2002. For comparison purposes, the extraordinary losses recognized in the years ending December 31, 2002 and 2001 have been reclassified to operating income to conform to the provisions of SFAS No. 145.

  •
  In January 2003, the Company commenced an open market share repurchase program for up to five million common shares. This program will conclude at the earlier of three years or when all shares have been repurchased. An estimate of the 2003 market share repurchase is included in the weighted average diluted shares projected for 2003; to date we have repurchased 690,000 shares.

        The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company can not give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company's expected results to differ materially from those expressed in this filing. These factors include, among other things:

  •
  general economic and business conditions, both nationally and in the regions in which we operate;

  •
  demographic changes;

  •
  existing governmental regulations and changes in, or the failure to comply with, governmental regulations or our corporate compliance agreement;

  •
  legislative proposals for healthcare reform;

  •
  our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

  •
  changes in inpatient or outpatient Medicare and Medicaid payment levels;

  •
  uncertainty with the Health Insurance Portability and Accountability Act of 1996 regulations;

  •
  increases in wages as a result of inflation and rising supply cost due to market pressure from pharmaceutical companies and new product releases;

  •
  liability and other claims asserted against us, including self-insured malpractice claims;

  •
  availability of insurance coverage and increases in costs to obtain coverage;

  •
  competition;

  •
  our ability to attract and retain qualified personnel, including physicians, nurses and other health care workers;

  •
  trends toward treatment of patients in less acute healthcare settings;

  •
  changes in medical or other technology;

  •
  changes in generally accepted accounting principles;

  •
  the availability and terms of capital to fund additional acquisitions or replacement facilities; and

  •
  our ability to successfully acquire and integrate additional hospitals.

        The quarterly and year-to-date consolidated operating results for the quarter and six months ended June 30, 2003, are not necessarily indicative of the results that may be experienced for any future quarter or for any future fiscal year.

        The Company cautions that the quarterly and annual projections for 2003 set forth herein are given as of the date hereof based on currently available information. The Company is not undertaking any obligations to update these projections as conditions change or other information becomes available.

Footnotes from Page 2

(a)
EBITDA consists of income before interest, income taxes, depreciation and amortization, and minority interest in earnings. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the healthcare industry to evaluate hospital performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

  Net income is the financial measure calculated and presented in accordance with generally accepted accounting principles that is comparable to EBITDA, as defined. The following table reconciles EBITDA, as defined, to net income as presented in the above guidance:

	2003 Projection Range		2002 Actual
Net Income	$124	$126	$100
Taxes and Interest expense	159	161	133
Loss from early extinguishment debt	—	—	9
Depreciation, amortization and minority interest in earnings	153	155	120

EBITDA	$436	$442	$362

(b)
The inclusion of the assumed conversion of convertible notes for purposes of fully diluted calculation is expected to cause a $0.01 actual decrease in the reported net income per share. Accordingly, for purposes of providing guidance, we have assumed the conversion of the convertible notes (after tax interest savings of $8.7 million and 8.6 million shares added to the number of weighted average diluted shares).

(c)
For comparison purposes, the extraordinary loss from early extinguishment of debt, net of tax of $0.05, has been reclassified to operating income to conform to the requirements of SFAS No. 145. Had income before extraordinary item per share been shown for 2002 as previously reported, the 2003 percent increase over 2002 would have been 17% to 19%.

(d)
The reduction from our February 26, 2003 guidance related to same store annual admissions growth is due to lower than expected admissions during the six months ended June 30, 2003, a trend that is expected to continue for the remainder of 2003 due to currently depressed economic conditions.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 23, 2003	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ WAYNE T. SMITH Wayne T. Smith Chairman of the Board President and Chief Executive Officer (principal executive officer)
	By:	/s/ W. LARRY CASH W. Larry Cash Executive Vice President and Chief Financial Officer (principal financial officer)
	By:	/s/ T. MARK BUFORD T. Mark Buford Vice President and Corporate Controller (principal accounting officer)

Index to Exhibits Filed with the Current Report on Form 8-K Dated July 23, 2003

Exhibit Number	Description
99.1	Press Release dated July 23, 2003

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  ITEM 9. REGULATION FD DISCLOSURE (including information furnished pursuant to Item 12)
SIGNATURES